Exhibit 5.1

August 12, 2015

American Equity Investment Life Holding Company

6000 Westown Parkway

West Des Moines, Iowa 50266

Re:                             American Equity Investment Life Holding Company Registration Statement on Form S-3 (File No. 333-184162)

Ladies and Gentlemen:

I am the Executive Vice President and General Counsel of American Equity Investment Life Holding Company, an Iowa corporation (the “Company”), and have acted as counsel to the Company in connection with (i) the Underwriting Agreement, dated August 6, 2015 (the “Underwriting Agreement”), among RBC Capital Markets, LLC and J.P. Morgan Securities LLC, as representatives of the several Underwriters named therein (the “Underwriters”), RBC Capital Markets, LLC, as Forward Seller (in such capacity, the “Forward Seller”) and as agent for Royal Bank of Canada, Royal Bank of Canada, as Forward Counterparty (as defined below), and the Company, relating to the sale by the Forward Seller and the Company to the Underwriters of an aggregate of 8,600,000 shares (the “Firm Shares,” and any such shares sold by the Company to the Underwriters, the “Company Firm Shares”) of the Company’s Common Stock, par value $1 per share (the “Common Stock”), as well as the sale by the Forward Seller to the Underwriters of 1,290,000 shares of Common Stock (the “Option Shares”), pursuant to the option (the “Option”) granted to the Underwriters to purchase up to an additional 1,290,000 shares of Common Stock, and (ii) the Forward Sale Agreements (as defined below). In connection with the sale of the Firm Shares, Royal Bank of Canada (the “Forward Counterparty”) and the Company have entered into a forward stock purchase agreement, consisting of a Confirmation (which incorporates the terms of an ISDA 1992 Master Agreement), dated August 6, 2015 (the “First Forward Sale Agreement”), pursuant to which the Company has agreed to issue, and the Forward Counterparty has agreed to purchase (subject to the Company’s right to elect cash settlement or net share settlement), 4,300,000 shares of Common Stock (the “Initial Forward Shares”). In connection with the sale of the Option Shares, the Forward Counterparty and the Company have entered into a forward stock purchase agreement, consisting of a Confirmation (which incorporates the terms of an ISDA 1992 Master

Agreement), dated August 11, 2015, with the Company (the “Second Forward Sale Agreement” and together with the First Forward Sale Agreement, the “Forward Sale Agreements”), pursuant to which the Company has agreed to issue, and the Forward Counterparty has agreed to purchase (subject to the Company’s right to elect cash settlement or net share settlement), 1,290,000 shares of Common Stock (together with the Initial Forward Shares, the “Forward Shares”).  The Firm Shares, the Option Shares and the Forward Shares are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions set forth herein, I have examined and relied on originals or copies of the following:

(a)                                 the registration statement on Form S-3 (File No. 333-184162) of the Company relating to the Securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on September 28, 2012 under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)                                 the prospectus, dated September 28, 2012 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)                                  the preliminary prospectus supplement, dated August 4, 2015 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Securities, in the form filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)                                 the prospectus supplement, dated August 6, 2015 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), relating to the offering of the Securities, in the form filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(e)                                  an executed copy of the Underwriting Agreement;

(f)                                   an executed copy of the notice of exercise of the Option, dated August 7, 2015, by RBC Capital Markets, LLC and J.P. Morgan Securities LLC, as representatives of the Underwriters;

(g)                                  executed copies of the Forward Sale Agreements;

(h)                                 the Articles of Incorporation of the Company, as amended, as certified by the Secretary of State of the State of Iowa;

(i)                                     the Third Amended and Restated Bylaws of the Company, as certified by Debra J. Richardson, Executive Vice President and Secretary of the Company;

(j)                                    resolutions of the Board of Directors of the Company, adopted on June 7, 2012 and August 3, 2015, and the resolutions of the Pricing Committee of the Board of Directors of the Company, adopted August 6, 2015; and

(k)                                 a certificate, dated July 31, 2015, from the Secretary of State of the State of Iowa, as to the Company’s existence and good standing in the State of Iowa (the “Company Certificate”), and a bringdown verification thereof, dated August 12, 2015.

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

In my examination, I have assumed the legal capacity and competency of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  In making my examination of executed documents, except to the extent expressly stated in the opinions contained herein, I have assumed that each of the Transaction Agreements (as defined below) constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms.  As to any facts relevant to the opinions stated herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

The Underwriting Agreement, the First Forward Sale Agreement and the Second Forward Sale Agreement are referred to herein together as the “Transaction Agreements.” As used herein, “Applicable Law” means those laws, rules and regulations of the State of Iowa, including the insurance laws, rules and regulations of the State of Iowa, that, in my experience, are normally applicable to transactions of the type contemplated by the Transaction Agreements (other than state securities or blue sky laws and antifraud laws), but without my having made any special investigation as to the applicability of any specific law, rule or regulation.

I am admitted to the practice of law in the State of Iowa, and I do not express any opinion as to any laws other than Applicable Laws.  Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, I have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein.  The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.  The opinion set forth in paragraph 1 below with respect to the valid existence and good standing of the Company is based solely upon the Company Certificate.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

1.                                      The Company has been duly incorporated and validly exists in good standing under the laws of the State of Iowa.

2.                                      The Securities (to the extent the Securities are issued by the Company) have been duly authorized and, when delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement or the Forward Seller and the Forward Counterparty in accordance with the Forward Sale Agreements, as applicable, will be validly issued and fully paid and nonassessable.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ William R. Kunkel

William R. Kunkel
Executive Vice President and General Counsel